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                                                                    EXHIBIT 10.8

                                VIEWLOCITY, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I
                                 PURPOSE OF PLAN

         ViewLocity, Inc. has adopted this employee stock purchase plan to encourage the employees of the Company (and its participating affiliated companies) to acquire a proprietary interest, or to increase their existing proprietary interest, in the Company. The Board of Directors of the Company believes that employee ownership of the Company's stock will serve as an incentive, encouraging employees to continue their employment and to perform diligently their duties as employees. It is further intended that the Plan qualify as an "employee stock purchase plan" within the meaning of Code
Section 423.


                                   ARTICLE II
                                   DEFINITIONS

         When used in this Plan with initial capital letters, the following terms shall have the meanings set forth below:

         2.1 BOARD shall mean the Board of Directors of the Company.

         2.2 CODE shall mean the Internal Revenue Code of 1986, as amended.

         2.3 COMMITTEE shall mean the group of individuals appointed by the Board to administer the Plan, pursuant to Section 10.1.

         2.4 COMMON STOCK shall mean the common stock of the Company.

         2.5 COMPANY shall mean ViewLocity, Inc..

         2.6 EFFECTIVE DATE shall mean the date on which this Plan is approved by the Board.

         2.7 ELIGIBLE EMPLOYEE shall mean, with respect to an Offering Period, an Employee who is not described by the following:

             (a) any  Employee who is regularly scheduled to work
        (determined as of the Enrollment Date for such Offering Period) 20 hours or less per week;

             (b) any Employee who is regularly scheduled to work (determined as of the Enrollment Date for such Offering Period) for not more than five (5) months in any calendar year; and

             (c) any Employee who, immediately after an option is granted hereunder, would own shares of the Common Stock, or of the stock of a parent or subsidiary corporation of the Company, possessing 5% or more of the total combined voting power or value of all classes of such stock. In determining whether an Employee owns 5% of such shares, (A) the attribution of ownership rules of Code Section 424(d) shall apply, and (B) an Employee shall be deemed to own the shares of stock underlying any outstanding option which he has been granted (whether under the Plan or any other plan or arrangement).

         2.8 EMPLOYEE shall mean any individual who is a common-law employee of any Participating Company. Certain Employees are not eligible to participate in the Plan, pursuant to Article III hereof.

         2.9 ENROLLMENT DATE shall mean the last business day of the calendar month immediately preceding each Offering Commencement Date.

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         2.10 FAIR MARKET VALUE shall mean, as of any date, the value of
Common Stock determined as follows:

             (a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value per share shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange or system on the date of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Committee deems reliable;

             (b) If the Common Stock is not listed on any established stock exchange or a national market system, its Fair Market Value per share shall be the average of the closing dealer "bid" and "ask" prices of a share of the Common Stock as reflected on the NASDAQ interdealer quotation system of the National Association of Securities Dealers, Inc. on the date of such determination;

             (c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

             (d) If, for any reason, the Fair Market Value per share cannot be ascertained or is unavailable for the date in question, the Fair Market Value per share shall be determined as of the nearest preceding date on which such Fair Market Value can be ascertained under the appropriate method indicated above.

             (e) Notwithstanding the above provisions, for purposes of making purchases under the Plan during the first Offering Period, the Fair Market Value per share of the Common Stock as of the Effective Date shall be deemed to be the price per share at which the Common Stock is offered to the public by the Company pursuant to the Company's initial public offering.

         2.11 OFFERING COMMENCEMENT DATE shall mean the first day of each Offering Period.

         2.12 OFFERING EXERCISE DATE shall mean the last day of each Offering Period.

         2.13 OFFERING PERIOD shall mean the period during which each option granted pursuant to the Plan is in effect. The duration and timing of Offering Periods may be changed by the Committee pursuant to Section 4.2 of this Plan.

         2.14 OFFERING PERIOD PAY shall mean, with respect to an Offering Period, the product of (i) the number of complete payroll periods in such Offering Period, times (ii) such Employee's Total Pay for the payroll period which ends on or immediately prior to the Offering Commencement Date of such Offering Period.

         2.15 PARTICIPATING COMPANY shall mean (i) the Company, and (ii) any "parent corporation" or "subsidiary corporation" (as defined in Code
Sections 424(e) and (f)) of the Company which has been designated by the Board and which has adopted (by formal written resolutions of the board of directors of such corporation) the Plan for the benefit of its employees.

          2.16 PLAN shall mean the ViewLocity, Inc. Employee Stock Purchase
Plan.

          2.17 TOTAL PAY shall mean, with respect to an Employee, all of his regular straight-time earnings, plus commissions, overtime, shift premium, incentive compensation, incentive payments, bonuses, and other compensation, all as reported to the Internal Revenue Service for federal income tax purposes on Form W-2, plus any before-tax contributions made to plans covered by Code Sections 401(k) and 125.

                  ViewLocity, Inc. Employee Stock Purchase Plan
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                                  ARTICLE III
                                  ELIGIBILITY

          3.1 ELIGIBLE EMPLOYEES. An Eligible Employee of a Participating Company shall be eligible to participate in the Plan as of the first day of the Offering Period which next begins upon completion of ninety (90) days of continuous employment with the Company if the Employee is an Eligible Employee as of such date.

          3.2 TRANSFERS TO/FROM ELIGIBLE CLASS. An Employee who ceases to be an Eligible Employee during an Offering Period but who remains an Employee shall be treated as if he had made an election to modify his payroll deductions to zero effective for payroll periods ending on or after the date on which such Employee ceased to be an Eligible Employee. An Employee who becomes an Eligible Employee during an Offering Period and who was an Employee prior to the date on which such Employee became an Eligible Employee hereunder shall be entitled to participate in the Plan as of the later of (i) the first day of the Offering Period which next begins upon completion of ninety (90) days of continuous employment with the Company if the Employee is an Eligible Employee as of such date, or (ii) the first day of the Offering Period which next begins on or after the date on which such Employee becomes an Eligible Employee if the Employee is an Eligible Employee as of such date.

                                   ARTICLE IV
                                OFFERING PERIODS

          4.1 SEMIANNUAL OFFERING PERIODS. The Plan shall be implemented by a continuous series of Offering Periods. Initial Offering Periods under the Plan shall be each January 1 through June 30 and each July 1 through December
31. The first Offering Period, however, shall commence on the Effective Date and end on December 31, 2000.

          4.2 OTHER OFFERING PERIODS. Without amendment to the Plan, the Committee may, in its sole discretion, designate other periods as Offering Periods. These periods may be more or less frequent and may be in addition to or in lieu of the semiannual Offering Periods described in Section 4.1 above.

                                   ARTICLE V
                            ELECTION TO PARTICIPATE

          5.1 ELECTION. Each Employee who is eligible to participate in the Plan may file with the Committee, on or before 5:00 p.m. on any Enrollment Date (within such time period as provided by the Committee), an election form authorizing specified regular payroll deductions over the next succeeding Offering Period. These payroll deductions shall be on an after-tax basis, so that all applicable federal, state, local and Social Security taxes shall apply. At the time an Employee files his election form, he shall elect to have payroll deductions made on each payday during the Offering Period, in whole dollars, in an amount which is within certain parameters determined by the Committee with respect to such Offering Period. Such parameters established by the Committee may require a certain percentage or a certain dollar amount of an Employee's Total Pay to be withheld for each payroll period during the Offering Period, may establish certain maximum percentage or dollar amount limitations on the amount of an Employee's Total Pay to be withheld for each payroll period during the Offering Period or on the aggregate amount of an Employee's Total Pay to be withheld from all pay during the Offering Period, and may set forth other requirements or limitations imposed upon Employee participation; provided, however, in no event shall any parameters established by the Committee cause this Plan to cease to satisfy the requirements of Code Section 423 or violate any term or provision of this Plan. No cash contributions or payments may be made by an Employee to the Plan. Payroll deductions for an Employee shall commence on the first payroll period beginning after the Offering Commencement Date and shall end on the last payroll in the Offering Period before the Offering Exercise Date, to which such authorization is applicable, unless sooner terminated by the Employee.

          5.2 ACCOUNTS. The Committee shall establish a bookkeeping account for each Employee in the Plan and shall credit each Employee's payroll deductions to his account. Any funds actually held in Accounts

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shall remain part of the general assets of the Company and may be used by the
Company for any corporate purpose.

          5.3 WITHDRAWALS. By written notice to the Committee during an Offering Period (on such form or in such manner as the Committee may specify), but at least thirty (30) days prior to the Offering Exercise Date for such Offering Period, an Employee may elect to cease his payroll deductions and withdraw, effective as of the Offering Exercise Date of such Offering Period, the total amount (but not less than the total amount) credited to his Account. Any such withdrawn amount shall be paid to the Employee, in cash or its equivalent, without interest, as promptly as administratively practicable after such Offering Exercise Date. An Employee who elects to withdraw the total amount credited to his Account shall cease participation in the Plan and shall not participate again until the Offering Commencement Date following such Offering Exercise Date, provided he files an election form with the Committee on or before the Enrollment Date for such succeeding Offering Commencement Date. Payroll deductions shall cease as soon as administratively practicable after the Committee receives such election, and any option granted to the Employee under the Plan shall terminate on the date the Committee receives such election.

          5.4 MODIFICATIONS. By written notice to the Committee (on such form or in such manner as the Committee may specify), an Employee may elect to modify his payroll deductions and increase or decrease (but not to zero) the amount to be withheld from his pay and credited to his Account during such Offering Period under the Plan effective for each payroll period occurring on or after the receipt by the Committee of such election or as soon thereafter as administratively practicable.

          5.5 LEAVE OF ABSENCE. For purposes of participation in the Plan, an Employee who is on a leave of absence shall be deemed to be an Employee for the first ninety (90) days of such leave of absence; provided, that as of the close of business on the ninetieth (90th) day of such leave of absence, the Employee's employment (solely for purposes of the Plan) shall be deemed to have terminated unless the Employee shall have returned to his regular employment prior to the close of business on such ninetieth (90th) day, except as otherwise required by law. If an Employee's employment is terminated earlier by the Company, for any reason, his right to participate in the Plan shall terminate simultaneously.

          5.6 INTEREST. No interest will accrue or be paid on any payroll deductions contributed to the Plan or credited to the Account of any Employee.

                                   ARTICLE VI
                              GRANTING OF OPTIONS

          6.1 NUMBER OF OPTION SHARES. On each Offering Commencement Date, each eligible Employee shall be granted an option to purchase a maximum number of shares of the Common Stock determined by dividing a percentage (such percentage determined by the Committee for a particular Offering Period and not to exceed fifty percent (50%)) of his Offering Period Pay by 85% of the Fair Market Value of one share of the Common Stock on such Offering Commencement Date.

          6.2 DURATION. Each option granted on an Offering Commencement Date shall terminate on the immediately following Offering Exercise Date, unless terminated earlier pursuant to the terms of the Plan.

          6.3 ANNUAL LIMIT ON OPTIONS GRANTED. No option to purchase shares under the Plan shall be granted to an Employee if such option, when combined with all other options granted under all of the Code ss. 423 employee stock purchase plans of the Company, its parents and its subsidiary corporations, would permit such Employee to purchase shares of the Common Stock with a Fair Market Value (determined at the time the option is granted) in excess of $25,000 for each calendar year in which the option is outstanding at any time, determined in accordance with Code Section 423(b)(8).

           6.4 OPTION EXERCISE PRICE. The Option Exercise Price of each share of the Common Stock shall be the lesser of (i) 85% of the Fair Market Value of such share on the Offering Commencement Date, or (ii) 85% of the Fair Market Value of such share on the Offering Exercise Date.

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                                  ARTICLE VII
                              EXERCISE OF OPTIONS

          7.1 AUTOMATIC PURCHASE. As of each Offering Exercise Date and except as provided in Sections 7.2 and 7.3 hereof, the Committee shall purchase, for each Employee having funds credited to his Account, the number of whole shares of the Common Stock which is the lesser of (i) the maximum number of such shares for which such Employee has been granted an option to purchase during such Offering Period, or (ii) the number of whole shares of the Common Stock determined by dividing the amount credited to his Account by the Option Exercise Price. No fractional shares shall be issued, and, except as provided in Sections 7.2 and 7.3 hereof, any amount in an Employee's Account that could have represented the purchase of such fractional shares shall be carried forward in such Employee's Account and shall be available for purchasing shares of Common Stock in the next succeeding Offering Period. Any additional amount in an Employee's Account after purchase of shares shall be paid to the Employee as soon as practicable after the Offering Exercise Date.

          7.2 EMPLOYEE ELECTION. Notwithstanding any provisions to the contrary contained herein, by giving written notice to the Committee during an Offering Period (at such time or in such manner as the Committee may direct), an Employee may elect, effective as of the Offering Exercise Date of such Offering Period, to exercise his option for a specified number of full shares, not less than 5, but less than the anticipated number of full shares of the Common Stock which the Committee otherwise would purchase for him pursuant to the terms of Section 7.1 hereof. If an Employee makes such an election, the shares of the Common Stock which he has elected to purchase will be delivered to him, and the balance of his accumulated payroll deductions credited to his Account will be paid to him, in cash or its equivalent and without interest, as soon as practicable after the Offering Exercise Date of such Offering Period in which such election is made. An Employee who elects to exercise his option for less than the full anticipated number of shares shall cease to participate in the Plan following such Offering Exercise Date and shall not participate again until the Offering Commencement Date following such Offering Exercise Date, provided he files an election form with the Committee on or before the Enrollment Date for such Offering Commencement Date.

          7.3 MAXIMUM DOLLAR AMOUNT OF COMMON STOCK PURCHASED. Notwithstanding any provisions to the contrary contained herein, no Employee may use the amount credited to his Account pursuant to the Plan during any calendar year for purchase of Common Stock exceeding $25,000 in Fair Market Value (determined as of the Offering Commencement Date). When this amount of Common Stock has been purchased, any excess amount credited to an Employee's Account (including any excess resulting from an inability to purchase a whole share) shall be returned to such Employee, payroll deductions for such Employee shall cease, and such Employee shall be ineligible to participate in any subsequent Offering Period occurring during that same calendar year. Such Employee's election automatically shall become effective on the first Offering Commencement Date of the next succeeding calendar year, subject to the termination provisions herein.

                                  ARTICLE VIII
                  DELIVERY OF COMMON STOCK; SHAREHOLDER RIGHTS

         As soon as practicable after each Offering Exercise Date, the Company shall issue and deliver to each Employee certificates representing the shares of the Common Stock, if any, purchased for such Employee, together with any cash to which he may be entitled hereunder. Upon issuance of such certificates (but not prior thereto), the Employee shall have all of the rights and privileges of a shareholder of the Company with respect to such shares. Common Stock to be delivered to an Employee pursuant to the Plan shall be registered in the name of the Employee.

                                   ARTICLE IX
                           STOCK RESERVED FOR OPTIONS

          9.1 SHARES RESERVED FOR ISSUANCE UNDER THE PLAN. The total number of shares of the Common Stock that shall be reserved for issuance and purchase by Employees under the Plan shall be two million five hundred thousand (2,500,000) (the "Initial Reserved Shares"), plus an annual amount added on January 1st of each calendar year beginning with the calendar year that begins on January 1, 2001, equal to the greater

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of (i) two percent (2%) of the Diluted Shares Outstanding as of the last day of the immediately preceding calendar year, or (ii) a number of shares such that the total number of shares of Common Stock reserved and available for purchase by Employees under this Plan as of such January 1st (excluding shares of Common Stock which have been issued under, or which are issuable under, previously granted options under this Plan) will be equal to one million five hundred thousand (1,500,000) (the "Minimum Reserved Shares"); provided, however, in no event shall the aggregate amount of shares of Common Stock that may be issued and purchased by Employees under this Plan ever exceed sixteen million five hundred thousand (16,500,000) (the "Maximum Reserved Shares"). The number of shares of the Common Stock reserved for the Plan may be adjusted as provided in Article XII. The shares of the Common Stock reserved for the Plan may be shares now or hereafter authorized but unissued or may be shares of treasury stock. For purposes of this Section 3, the term "Diluted Shares Outstanding" as of a date of determination shall mean the aggregate number of outstanding shares of Common Stock on such date of determination, plus the number of shares of Common Stock which would be issued resulting from (1) conversation of all interests convertible into shares of Common Stock which are outstanding on such date of determination and (2) exercise of any options or warrants to purchase shares of Common Stock which are outstanding on such date of determination.

          9.2 SHARES SUBJECT TO UNEXERCISED OPTIONS. If and to the extent that any right to purchase reserved shares of the Common Stock shall not be exercised by the Employee who is the holder of such right, or if such right shall terminate as provided herein, then the shares subject to such right to purchase (i) shall again become available for purposes of the Plan, unless the Plan shall have been terminated, and (ii) shall not be deemed to increase the number of shares of the Common Stock reserved for purposes of the Plan.

                                   ARTICLE X
                             ADMINISTRATION OF PLAN

          10.1 APPOINTMENT OF COMMITTEE. The Plan shall be administered by a committee, which shall consist of those persons so designated by the Board. The Board from time to time may remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board.

          10.2 MEETINGS. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as the Chairman shall determine. A majority of the members of the Committee shall constitute a quorum, and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to their action signed by all members of the Committee.

          10.3 AUTHORITY. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe rules and regulations for administering the Plan, and to make all other determinations necessary or advisable in administering the Plan; all of such determinations shall be final and binding upon all persons, unless otherwise determined by the Board. Without amendment to the Plan, the Committee shall be authorized to:

              (a) limit the frequency and/or number of changes in the payroll deduction amounts withheld during an Offering Period;

              (b) permit payroll withholding in excess of the amount designated by an Employee in order to adjust for delays or mistakes in the Company's processing of properly completed election forms;

              (c) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Company Stock for each Employee properly correspond with amounts withheld from the Employee's paychecks; and

              (d) establish such other limitations or procedures as it may determine, in its sole discretion, advisable which are consistent with the terms of the Plan.

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                                   ARTICLE XI
                            RIGHTS NOT TRANSFERABLE

         Rights under the Plan are not transferable by an Employee other than by will or the laws of descent and distribution and are exercisable during his lifetime only by him.

                                  ARTICLE XII
                         ADJUSTMENT IN CASE OF CHANGES
                         AFFECTING THE COMPANY'S STOCK

          12.1 GENERAL RULE. In the event of a split, subdivision or consolidation of outstanding shares of the Common Stock, or in the event of any "corporate transaction", as defined in Treas. Reg.
Section 1.425-1(a)(1)(ii), other than a transaction described in Section 12.2 hereof, the number of shares of the Common Stock reserved or authorized to be reserved under the Plan and the number and price of such shares subject to purchase pursuant to options outstanding hereunder, in the sole discretion of the Committee, may be adjusted in such manner as may be deemed necessary or equitable by the Committee to give proper effect to such even; provided, however, no such adjustment shall be made to the Initial Reserved Shares, the Minimum Reserved Shares or the Maximum Reserved Shares by reason of or to reflect any reverse stock split of the Company's Common Stock effectuated prior to an initial public offering of the Company's Common Stock t. If any adjustment hereunder would create a fractional share or a right to acquire a fractional share, such fractional share shall be disregarded, and the number of shares available under the Plan or the number of shares to which any Employee shall be entitled will be the next lower number of shares, rounding all fractions downward. Notwithstanding anything herein to the contrary, all adjustments to the shares of the Common Stock shall be made in such a manner as to comply with the requirements of Code Section 424 and to preserve the options' status under Code Section 423.

          12.2 DISSOLUTION OR CERTAIN MERGERS. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding option to terminate; provided, that each Employee shall, in such event, have paid to him in cash the amount credited to his Account at that time prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation.

          12.3 RIGHTS OF EMPLOYEES. Except as hereinabove expressly provided, no Employee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class or any other increase or decrease in the number of shares of stock of any class by reason of any dissolution, liquidation, merger or consolidation or spin-off of the assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to the option. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                                  ARTICLE XIII
                 TERMINATION OF EMPLOYMENT OR DEATH OF EMPLOYEE

          13.1 TERMINATION OF EMPLOYMENT.. In the event of an Employee's termination of employment (for any reason other than death) during a Offering Period (other than the last day of such Offering Period), any option granted to him under the Plan shall terminate immediately upon the date his employment ends, and the amount credited to his Account shall be refunded to him in cash as soon as practicable after the earlier of (1) the Offering Exercise Date of such Offering Period, or (2) the payroll period next following his termination of employment.

          13.2 DEATH. In the event of an Employee's death during a Offering Period (other than the last day of such Offering Period), any option granted to him under the Plan for such Offering Period shall terminate immediately upon the date of his death, and the amount credited to his Account for such Offering Period shall

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be paid in cash to the person(s) designated as his beneficiary as soon as administratively practicable after the earlier of (1) the Offering Exercise Date of such Offering Period, or (2) the payroll period next following his termination of employment. Also, in the event any shares of the Common Stock and/or any cash is payable to the deceased Employee with respect to an Offering Period ending on or before his date of death, such shares and/or cash shall be paid to the person(s) designated as his beneficiary.

          13.3 BENEFICIARY. An Employee may file with the Committee a written designation of a beneficiary who is to receive any Common Stock or cash pursuant to the Plan in the event of the death of such Employee prior to delivery to him of such Common Stock or cash. Such designation of beneficiary may be changed by the Employee, and upon receipt by the Committee of proof of the identity at the Employee's death of a beneficiary validly designated by him pursuant to the Plan, the Company shall deliver such Common Stock or cash to such beneficiary. In the absence of a validly-designated beneficiary who is living at the time of such Employee's death, the Company shall deliver such Common Stock or cash to the estate of such Employee. No designated beneficiary shall, prior to the death of the Employee by whom he has been designated, acquire any interest in the Common Stock or cash which may be credited to the account of the Employee under the Plan. Any decision by the Committee as to the person or persons to whom to distribute the Common Stock or cash shall be binding and shall not create any liability whatsoever on the part of the Company or the Committee or its members.

                                  ARTICLE XIV
                     AMENDMENT AND TERMINATION OF THE PLAN

          14.1 AMENDMENT. The Board may amend the Plan in any respect; provided, any amendment (i) increasing the number of shares of the Common Stock reserved under the Plan, or (ii) changing the designated class of employees eligible to participate in the Plan, must be approved within 12 months of the adoption of such an amendment by the holders of a majority of the voting power of the outstanding shares of the Common Stock.

          14.2 TERMINATION. The Plan and all rights of Employees hereunder shall terminate:

               (a) as of the Offering Exercise Date that Employees become entitled to purchase a number of shares of the Common Stock that substantially exhausts the number of such shares available for issuance under the Plan, to such an extent that the Board and the Committee determine that no subsequent options are practicable; or

               (b) in the sole discretion of the Board, as of the end of any Offering Period with respect to future Offering Periods.

          14.3 COMPLIANCE. To the extent necessary for compliance with Code
Section 423 (or any successor provisions), the Company shall obtain shareholder approval in such a manner and to such a degree as may be required for any amendment to or termination of the Plan.

                                   ARTICLE XV
                                    NOTICES

         All notices or other communications by an Employee to the Committee pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

                                  ARTICLE XVI
                          INDEMNIFICATION OF COMMITTEE

         In addition to such other rights of indemnification as they may have as directors, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any

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action taken or failure to act under or in connection with the Plan or any option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

                                  ARTICLE XVII
                            WITHHOLDING REQUIREMENTS

         At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Employee must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Employee's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

                                 ARTICLE XVIII
                              CONSTRUCTION OF PLAN

         For purposes of the Plan, masculine, feminine, neuter, singular or plural pronouns shall be deemed to refer to such person, persons or entity as may be appropriate in the context.

                                  ARTICLE XIX
                                EXPENSES OF PLAN

         The Company shall pay all operational expenses of the Plan, including, without limitation, all brokerage commissions due and payable for the purchase and sale of Common Stock.

                                   ARTICLE XX
                                   COMPLIANCE

         The Plan is intended to comply with the requirements of Code
Section 423 (and any of its successor provisions). Pursuant to Code
Section 423, an Employee may be eligible for certain favorable tax treatment with regard to Common Stock purchased under the Plan, if no disposition of the Common Stock is made by such Employee within 2 years after the date of the granting of the option to him under the Plan nor within 1 year after the transfer of the Common Stock to him.

                                  ARTICLE XXI
                       EMPLOYEE STATEMENTS AND REPORTING

         On or before January 31 of each calendar year, the Committee shall provide a statement to each Employee who exercised an option under the Plan during the previous calendar year. The Employee's statement shall contain the following information: the name, address and employer identification number of the Company, the date the Common Stock was transferred to the Employee, the number of shares which were transferred to the Employee, and the type of option under which the transferred shares were acquired. In addition, pursuant to Code Section 6039, the Committee shall make any and all filings necessary to the Internal Revenue Service with regard to options granted and exercised under the Plan.

                                  ARTICLE XXII
                             EFFECTIVE DATE OF PLAN

         The Plan shall become effective as of the Effective Date; provided, within 12 months of the adoption of the Plan by the Board, the Plan is approved by the holders of a majority of the voting power of the

                  ViewLocity, Inc. Employee Stock Purchase Plan
                                     Page 9
outstanding shares of the Common Stock. If the Plan is not so approved, the Plan shall not become effective and any prior grant of options hereunder shall be null and void AB INITIO.

         IN WITNESS WHEREOF, the Plan is hereby executed by a duly authorized officer of the Company, on this ____________ day of _________________________,
2000.

                                       COMPANY:

                                       VIEWLOCITY, INC.



                                       By: ____________________________________

                                       Title: __________________________________





                  ViewLocity, Inc. Employee Stock Purchase Plan
                                     Page 10